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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63823) of Leap Wireless International, Inc. of our report dated October 18, 1999 relating to the financial statements, which appears in the Leap Wireless International, Inc. 1999 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 18, 1999 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

San Diego, California
October 18, 1999